UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
November 5, 2013

Blue Dolphin Energy Company

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100
Houston, TX 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[    ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

On October 30, 2013, Lazarus Energy, LLC (“LE”), a wholly owned subsidiary of Blue Dolphin Energy Company (“Blue Dolphin”), entered into a Letter Agreement Regarding Certain Advances and Related Agreements with GEL TEX Marketing, LLC (“GEL”), and Milam Services, Inc.(“Milam”), effective October 24, 2013 (the “Letter Agreement”).  The Letter Agreement modified terms of that certain: (i) Joint Marketing Agreement dated August 12, 2011 (as amended, restated or supplemented from time to time, the “Joint Marketing Agreement”), by and between LE and GEL, (ii) Construction and Funding Contract dated August 12, 2011 (as amended, restated or supplemented from time to time, the “Construction and Funding Agreement”), by and between LE and Milam, and (iii) Crude Oil and Supply Throughput Services Agreement dated August 12, 2011 (the “Supply Agreement”), by and between LE and GEL.

In accordance with the terms of the Letter Agreement, LE agreed not to terminate the Joint Marketing Agreement and the Supply Agreement and GEL agreed to automatically renew the Joint Marketing Agreement and the Supply Agreement at the end of their respective initial terms for successive one year periods until August 12, 2019, unless sooner terminated by GEL with 180 days prior written notice. Furthermore, GEL agreed to advance monies to LE not to exceed $186,933.96 to pay for certain equipment and services at the Nixon Refinery.

Item 9.01                Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Letter Agreement Regarding Certain Advances and Related Agreements between Lazarus Energy, LLC, GEL TEX Marketing, LLC, and Milam Services, Inc. (“Milam”), effective October 24, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           November 5, 2013

Blue Dolphin Energy Company

/s/ JONATHAN P. CARROLL
Jonathan P. Carroll Chief Executive Officer, President, Assistant Treasurer and Secretary (Principal Executive Officer)

Exhibit Index

10.1	Letter Agreement Regarding Certain Advances and Related Agreements between Lazarus Energy, LLC, GEL TEX Marketing, LLC, and Milam Services, Inc. (“Milam”), effective October 24, 2013.